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                                                                     Exhibit 8.1


                                  July __, 2005

ScanSoft, Inc.
9 Centennial Drive
Peabody, MA 01960


Ladies and Gentlemen:

         We have acted as counsel to ScanSoft, Inc., a Delaware corporation ("ScanSoft"), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of May 9, 2005 (the "Agreement"), by and among ScanSoft, Nova Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of ScanSoft ("Merger Sub"), Nova Acquisition LLC, a Delaware limited liability company and a direct wholly owned subsidiary of ScanSoft (the "LLC"), and Nuance Communications, Inc., a Delaware corporation ("Nuance"). Pursuant to the Agreement, Merger Sub will merge with and into Nuance (the "First Step Merger"), with Nuance as the surviving corporation in the First Step Merger (the "Interim Surviving Corporation"). As soon as practicable after the First Step Merger, the Interim Surviving Corporation will merge into the LLC (the "Second Step Merger," and together with the First Step Merger, the "Integrated Merger"), with the LLC as the surviving corporation in the Second Step Merger. The Integrated Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the "Registration Statement") of ScanSoft, which includes the proxy statement/prospectus relating to the Integrated Merger (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

         In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Integrated Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement/Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Second Step Merger Effective Time of the statements, representations and warranties made by ScanSoft, Merger Sub, the LLC and Nuance in the Agreement or the Proxy Statement/Prospectus; (iii) the continuing truth and accuracy at all times through the Second Step Merger Effective Time of the certificates of representations to be provided to us by ScanSoft, Merger Sub, the LLC and Nuance; and (iv) that any such statements, representations or warranties made "to the knowledge" or based on the belief or intention of ScanSoft, Merger Sub, the LLC or Nuance or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Second Step Merger Effective Time, without such qualification.

         Based upon and subject to the foregoing, we hereby confirm our opinion set forth in the discussion in the Proxy Statement/Prospectus under the heading "Material U.S. Federal Income Tax Consequences of the Merger." There can be no assurance that changes in the law will not take place that
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ScanSoft, Inc.
July __, 2005
Page 2


could affect the United States federal income tax consequences of the Integrated Merger, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

         We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Integrated Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,


                                               WILSON SONSINI GOODRICH & ROSATI
                                               Professional Corporation